Bank of America N. A.

TO: America First Tax Exempt Investors, LP

FROM: Bank of America, N.A.

233 South Wacker Drive - Suite 2800

Chicago, Illinois 60606

Date: 30JAN03

Our Reference No. 3023238 3023237

Internal Tracking Nos. 7347585 7352206

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between America First Tax Exempt Investors, LP and Bank of America, N.A. (each a "party" and together "the parties") on the Trade Date specified below (the 'Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified in paragraph 1 below (the "Agreement").

The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., (the "Definitions") are Incorporated into this Confirmation. In the event of any Inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

1. This Confirmation evidences a complete binding agreement between the parties as to the terms of the Transaction to which this Confirmation relates. In addition, the parties agree to use all reasonable efforts promptly to negotiate, execute and deliver an agreement in the form of the ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Form"), with such modifications as the parties will in good faith agree. Upon the execution by the parties of such an agreement, this Confirmation will supplement, form a part of, and be subject to that agreement. All provisions contained or incorporated by reference in that agreement upon its execution will govern this Confirmation except as expressly modified below. Until the parties execute and deliver that agreement, this Confirmation, together with all other documents referring to the ISDA Form (each a "Confirmation") confirming transactions (each a 'Transaction") entered Into between the parties (notwithstanding anything to the contrary in a Confirmation), shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Form as if the parties had executed an agreement in such form (but without any Schedule) on the Trade Dale of the first such Transaction between the parties. In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

In this Confirmation "Party A" means Bank of America, N.A. and "Party B" means America First Tax Exempt Investors, LP.

Transaction I:

2. The terms of this Transaction to which this Confirmation relates are as follows:

Notional Amount: USD 15,000,000.00

Trade Date: 15JANG3

Effective Date: 01FE803

Termination Date: 01JAN10 subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Amounts:

Fixed Payer:

Fixed Rate Payer Payment Dates:

Fixed Amount:

Floating Amounts:

Floating Rate Payer: Cap Rate:

Floating Rate Payer Payment Dates:

Floating Rate for initial:

Floating Rate Option:

Party B

17JAN03. subject to adjustment in accordance with the Modified Following Business Day Convention.

USD 608,000.00

Party A

3.50000%

The 1st of each month, commencing on the 01FEB03 and ending on 01JAN10, subject to adjustment in accordance with the Modified Following Business Day Convention.

TO BE SET

BMA Municipal Swap Index

BMA Municipal Swap Index means that the rate for a Reset Date will be the rate determined on the basis of an index based upon the weekly interest rate resets of tax-exempt variable rate Issues included in a data base maintained by Municipal Market Data which meet specific criteria established by the Bond Market Association and effective for that Reset Date.

In the event the agent providing the BMA Municipal Swap Index no longer publishes an index satisfying the requirements of the preceding paragraph, the Relevant Rate in respect of a Reset Date shall be the "Kenny Index" (as defined below), provided further that if the Kenny Index also ceases to be published, an alternative Index shall be calculated by an entity selected in good faith by Bank of America, N. A. and approved by the Counterparty, and shall be determined using the criteria for the BMA Municipal Swap Index.

Kenny Index means that the rate for a Reset Dale will be the rate determined on the basis of the Kenny 7-Day High Grade Index and as computed by Kenny Information Systems, Inc. and effective for that Reset Date.

Reset Date:

Wednesday of each week, to be effective on the following Thursday of the same week, adjusted under the Following Business Day Convention.

Spread:

Floating Rate Day Count Fraction:

Averaging:

Business Days: Calculation Agent:

Transaction II:

Trade Date:

None

Actual/Actual

Weekly - Weighted

New York

Party A

15Jan03

Option Style:	Bermuda
Seller:	Party B
Buyer:	Party A
Business Days for payments:	New York
Exercise Business Day:	New York

3. Procedure for Exercise:

Bermuda Option Exercise Dates: The 1st of each month commencing 01SEP03 and ending 01JAN10, subject to adjustment In accordance with the Modified Following Business Day Convention

Expiration Date: Two Business Days prior to the Bermuda Option Exercise Dates

Earliest Exercise Time: 9:00 a.m. local time in New York

Expiration Time: 11:00 a.m. local time in New York

Contact Details for

Purpose of Giving Notice: John Kapusliak, Mike Dillon, or Paul Greenawalt

4. Settlement Terms:

Settlement: Cash

Cash Settlement Valuation Time: 11 a.m. local time in New York

Cash Settlement Valuation Date: The Exercise Date

Cash Settlement Method: Cash Price

Cash Settlement Payment Date: Two Business Days following the Exercise Date

5. The particular terms of the Underlying Transaction to which the Swaption relates are as follows:

Notional Amount: USD 15,000,000.00

Trade Date: 15JAN03

Effective Date: Two (2) Business days after Exercise Date

Termination Date: 01JAN10 subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Amounts:

Fixed Rate Payer: Party B

Fixed Rate Payer

Payment Dales: The 1st of each MONTH, commencing on the next such date following the Effective Date and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Rate Payer

Business Days

Fixed Rate:

Fixed Rate Day Count Fraction:

Floating Amounts:

Floating Rate Payer:

Floating Rate Payer Payment Dates:

New York

2.95000%

Actual/360

Party A

The 1st of each MONTH, commencing on the next such date Following the Effective Date and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate Payer

Business Days:

New York

Floating Rate for Initial Calculation Period:

Floating Rate Option:

TO BE SET

BMA Municipal Swap Index

BMA Municipal Swap Index means that the rate for a Reset Date will be the rate determined on the basis of an index based upon the weekly interest rate resets of tax-exempt variable rate issues included in a data base maintained by Municipal Market Data which meet specific criteria established by the Bond Market Association and effective for that Reset Date.

In the event the agent providing the BMA Municipal Swap Index no longer publishes an Index satisfying the requirements o( the preceding paragraph, the Relevant Rate In respect of a Reset Date shall be the "Kenny Index" (as defined below), provided further that if the Kenny Index also ceases to be published, an alternative index shall be calculated by an entity selected in good faith by Bank of America, N. A. and approved by the Counterparty, and shall be determined using the criteria for the BMA Municipal Swap Index.

Kenny Index means that the rate for a Reset Date will be the rate determined on the basis of the Kenny 7-Day High Grade Index and as computed by Kenny Information Systems, Inc. and effective for that Reset Dale.

Reset Date:

Wednesday of each week, to be effective on the following Thursday of the same week, adjusted under the Following Business Day Convention.

Spread: None

Floating Rate

Day Count Fraction Actual/Actual

Reset Dates: The first day of each Calculation Period

Averaging: Weekly Weighted

Compounding: Inapplicable

Calculation Agent: Party A

3. Recording of Conversation*:

Each party to this Transaction acknowledges and agrees to the tape recording of conversations between the parties to this Transaction whether by one or other or both of the parties or their agents, and that any such tape recordings may be submitted in evidence in any Proceedings relating to the Agreement and/or this Transaction.

4. Account Details:

Payments to Bank of America, N.A.:

NAME : Bank of America, N.A.

CITY: New York

ATTN: BOFAUS3N

NAME: Bank of America, N.A.

CITY: Charlotte

ATTN: Rate Derivative Settlements

ATTN: BOFAUS6SGDS

Payments to America First Tax Exempt Investors, LP

NAME: US Bank

NAME: US Bank Trust Services

ATTN: Kathi Sites

5. Offices:

The Office of Party A for this Transaction is: Charlotte, NC

Please send reset notices to fax

The Office of Party B for this Transaction is: Nebraska, USA

Governing Law: The Laws of the Slate of New York (without reference to the conflict of laws provisions thereof)

Credit Support Document: As per Agreement (and Credit Support Annex If applicable).

Additional Termination Event.

Additional Termination Event will apply. The following event shall constitute an Additional Termination Event with respect to which Party B shall be the Affected Party:

(i) If Party B fails to execute and deliver to Party A: an ISDA Master Agreement in form and substance satisfactory to Party A on or before February 15, 2003.

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by returning via telecopier an executed copy of this Confirmation to the attention of Global Derivative Operations.

Yours Sincerely,

Bank of America N.A.

Authorized Signatory

Accepted and confirmed as of the date first written:

America First Tax Exempt Investors, LP

By:

Our Reference # 3023238 7347535